UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
December 28, 2012

CompX International Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13905	57-0981653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 448-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 1.02	Termination of Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2012, the Registrant simultaneously entered into an agreement and completed the disposition of substantially all of the net assets of its Furniture Components operations, conducted at its facilities in Kitchener, Ontario, Canada and Taipei, Taiwan, to Knape & Vogt Manufacturing Company for approximately $59 million in cash.  This summary of the disposition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Securities Purchase Agreement, a copy of which is incorporated herein by reference and filed as Exhibit 10.1 to this report.  Pro forma condensed consolidated financial statements of the Registrant, assuming the disposition occurred as of the dates set forth in the accompanying notes, are filed as Exhibit 99.1 to this report.

In connection with the disposal, on December 28, 2012, the Registrant terminated its $30 million credit agreement with Wells Fargo Bank, N.A. dated January 12, 2012.   There were no amounts outstanding under the credit agreement at the time it was terminated.  This summary of the termination of the credit agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the letter agreement terminating the credit agreement, a copy of which is incorporated herein by reference and filed as Exhibit 10.2 to this report.

Also in connection with the disposal, Corey J. Boland, Vice President of Registrant and President of Furniture Components, resigned as an officer of the Registrant effective December 28, 2012.

The representations, warranties and covenants contained in the agreements filed as Exhibit 10.1 and Exhibit 10.2 to this report were made solely for purposes of the specific agreements and as of specific dates, were solely for the benefit of the parties to the agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between or among the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders.  Security holders are not third-party beneficiaries under the agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the contracting parties.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreements, which subsequent information may or may not be fully reflected in a contracting party’s public disclosures.

Item 7.01	Regulation FD Disclosure.

Pursuant to Items 7.01 of this current report, the Registrant hereby furnishes the information set forth in its press release issued on December 28, 2012, a copy of which is filed as Exhibit 99.2 and incorporated herein by reference.  The information the Registrant furnishes in Exhibit 99.2 to this report is not deemed "filed" for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information

Pro forma condensed consolidated financial statements of the Registrant, which present the pro forma effects of the disposition of assets described in Item 2.01 above, assuming such transactions had occurred as of the dates set forth in the accompanying notes, are included herein as Exhibit 99.1.

(d)	Exhibits

	Item No.	Description

	10.1*	Securities Purchase Agreement by and among CompX International Inc., CompX Asia Holding Corporation, Knape & Vogt Canada Inc. and GSlide Corporation dated December 28, 2012.
	10.2*	Credit Agreement Termination Letter dated December 28, 2012
	99.1*	Pro forma financial information of the Registrant.
	99.2*	Press Release dated December 28, 2012 issued by the Registrant.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CompX International Inc.
(Registrant)

By: /s/ Darryl R. Halbert
Date: January 4, 2012	Darryl R. Halbert Vice President, Chief Financial Officer and Controller

INDEX TO EXHIBITS

Item No.	Description

10.1*	Securities Purchase Agreement by and among CompX International Inc., CompX Asia Holding Corporation, Knape & Vogt Canada Inc. and GSlide Corporation dated December 28, 2012.
10.2*	Credit Agreement Termination Letter dated December 28, 2012
99.1*	Pro forma financial information of the Registrant.
99.2*	Press Release dated December 28, 2012 issued by the Registrant.

*	Filed herewith